Exhibit 99.1
ESS Inc. Announces Second Quarter 2022 Financial Results
Achieved Revenue Recognition on Energy WarehousesTM
Announces Partnership with Energy Storage Industries Asia Pacific
Announces Energy Center Deal with Tampa Electric Company

WILSONVILLE, OREGON – August 11, 2022 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE:GWH), a leading manufacturer of long-duration iron flow batteries for commercial and utility-scale energy storage applications, today announced financial results for its second quarter of 2022 ended June 30, 2022.
“Q2 marked another quarter of meaningful achievements for ESS across product installations, customer wins and operational improvement. Importantly, we reached a significant milestone in recognizing $686 thousand in revenue. Further underscoring the value proposition of our long-duration iron flow battery technology, ESS was chosen as the partner of Energy Storage Industries Asia Pacific, or ESI, an Australia-based renewables company, to supply local energy storage demand. ESI has already ordered more than 70 Energy Warehouses™ and we began shipping them in July. With backing from the local government, ESI plans to invest $60 million to develop a manufacturing facility to deliver an expected 400 MW of annual capacity for that region, with the production ramp starting in 2024. In addition, I’m thrilled that we secured a key deal with Tampa Electric Company to deliver an Energy Center™ to help enable their transition to a decarbonized grid. Clearly, the trajectory of our business is stronger than ever,” said Eric Dresselhuys, CEO of ESS.
“While our operational initiatives to lower costs and increase capacity remain on track, we have encountered supply challenges with certain vendors that may impact our ability to deliver to our plan of 40 to 50 Energy Warehouses™ this year. With that said, our second semi-automated manufacturing line is now fully operational, adding another 250 MWh of annual production capacity. Additionally, the development of our customer success team is progressing well and we are already seeing incremental value in customer deployments.”
Recent Business Highlights
•Recognized $686 thousand in revenue for three Energy Warehouses™ in the second quarter.
•On August 9, hosted Secretary Jennifer M. Granholm of the U.S. Department of Energy, U.S. Senators Ron Wyden and Jeff Merkley, and Oregon Governor Kate Brown for a tour of our Wilsonville, Oregon manufacturing facility and headquarters.
•Ramped our second semi-automated manufacturing line in the second quarter, which doubles our annual production capacity to 500 MWh.
•Completed delivery of all six of the Energy Warehouse™ units ordered by SDG&E in the second quarter. These Energy Warehouses™ will be coupled with solar energy to supply the Cameron Corners Microgrid and deliver the benefits of energy shifting and mitigate the effects of power safety shutoffs for critical services.
•Delivered one Energy Warehouse™ to partner TerraSol Energies in the second quarter. This unit will be deployed next to Sycamore International, a technology recycling firm in Pennsylvania, where it will complement a solar installation to provide business continuity and energy cost savings. TerraSol has also contracted for a second Energy Warehouse™ to site next to Sycamore International so that Sycamore can participate in the local frequency regulation market.

•Entered into a relationship with Energy Storage Industries Asia Pacific, or ESI, where ESS will supply Energy Warehouses™ and ESI will develop sales, manufacturing and on-site service of Energy Warehouses™ and Energy Centers™ in Queensland, Australia for Australia and neighboring countries. ESI has placed multiple orders for more than 70 Energy Warehouses™ and ESS began shipping in July. ESI will build the manufacturing infrastructure to deliver an expected 400 MW of annual production capacity with ESS delivering the core IP of our technology, assembled and shipped from Oregon.
•In the second quarter, signed a contract to deliver an Energy Center™ to Tampa Electric Company (TECO) to support TECO’s Big Bend Solar Project, which powers 3,300 homes. The Energy Center™ is expected to ship next year, will deliver up to 10 hours of total capacity, and is intended to be used for solar peak shifting and fossil fuel displacement.
Conference Call Details
ESS will hold a conference call on Thursday, August 11, 2022 at 5:00 p.m. EDT to discuss financial results for its second quarter 2022 ended June 30, 2022.
Interested parties may join the conference call beginning at 5:00 p.m. EDT on Thursday, August 11, 2022 via telephone by calling (844) 200-6205 in the U.S., or for international callers, by calling +1 (929) 526-1599 and entering conference ID 179422. A telephone replay will be available until August 18, 2022, by dialing (866) 813-9403 in the U.S., or for international callers, +44 (204) 525-0658 with conference ID 519615. A live webcast of the conference call will be available on ESS’ Investor Relations website at http://investors.essinc.com/.
A replay of the call will be available via the web at http://investors.essinc.com/.
About ESS, Inc.
ESS, Inc. (NYSE: GWH) designs, builds and deploys environmentally sustainable, low-cost, iron flow batteries for long-duration commercial and utility-scale energy storage applications requiring from 4 to 12 hours of flexible energy capacity. The Energy Warehouse™ and Energy Center™ use earth-abundant iron, salt and water for the electrolyte, resulting in an environmentally benign, long-life energy storage solution for the world’s renewable energy infrastructure.
Established in 2011, ESS, Inc. enables project developers, utilities and commercial and industrial facility owners to make the transition to more flexible non-lithium-ion storage that is better suited for the grid and the environment. For more information visit www.essinc.com.
Use of Non-GAAP Financial Measures
In this press release, the Company includes Non-GAAP Operating Expenses and Adjusted EBITDA, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable measures under GAAP. The Company’s management believes Non-GAAP Operating Expenses and Adjusted EBITDA are useful in evaluating its operating performance and are similar measures reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Further, Non-GAAP Operating Expenses are not intended to be a substitute for GAAP Operating Expenses or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. For guidance purposes, the Company is not providing a quantitative reconciliation of forecasted non-GAAP operating expenses in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information is not available and cannot be reasonably estimated without unreasonable effort and expense.

The Company defines and calculates Non-GAAP Operating Expenses as GAAP Operating Expenses adjusted for stock-based compensation and other special items determined by management as they are not indicative of business operations. The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating expense or income, (benefit) provision for income taxes, and depreciation, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities associated with debt and equity transactions as they are not indicative of business operations.
Forward-Looking Statements
This communication contains certain forward-looking statements, including statements regarding ESS and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s manufacturing plans, the Company’s order and sales pipeline, the Company’s ability to execute on orders, the Company’s ability to effectively manage costs and the Company’s partnerships with third parties. These forward-looking statements are based on ESS' current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, continuing supply chain issues; delays, disruptions, or quality control problems in the Company’s manufacturing operations; the Company’s ability to hire, train and retain an adequate number of manufacturing employees; issues related to the shipment and installation of the Company's products; issues related to customer acceptance of the Company’s products; issues related to the Company's partnership with third parties; and the Company’s need to achieve significant business growth to achieve sustained, long-term profitability. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Investors:
Erik Bylin
investors@essinc.com
Media:
Morgan Pitts
+1 (503) 568-0755
Morgan.Pitts@essinc.com

ESS Tech, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Revenue	$404	$—	$404	$—
Revenue - related parties	282	—	282	—
Total revenue	686	—	686	—
Operating expenses:
Research and development	16,165	6,222	29,063	11,874
Sales and marketing	1,900	701	3,402	1,213
General and administrative	6,797	3,231	14,586	5,351
Total operating expenses	24,862	10,154	47,051	18,438
Loss from operations	(24,176)	(10,154)	(46,365)	(18,438)
Other income (expense):
Interest income (expense), net	247	(54)	218	(111)
Gain (loss) on revaluation of warrant liabilities	8,158	(6,378)	23,823	(14,804)
Loss on revaluation of derivative liabilities	—	(73,847)	—	(211,988)
Gain on revaluation of earnout liabilities	438	—	1,278	—
Other income (expense), net	(255)	(9)	(251)	(19)
Total other income (expense)	8,588	(80,288)	25,068	(226,922)
Net loss and comprehensive loss to common stockholders	$(15,588)	$(90,442)	$(21,297)	$(245,360)

Net loss per share - basic and diluted	$(0.10)	$(1.35)	$(0.14)	$(3.81)

Weighted average shares used in per share calculation - basic and diluted	152,723,980	67,132,287	152,206,773	64,427,702

ESS Tech, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$112,708	$238,940
Restricted cash, current	1,167	1,217
Accounts receivable, net	2,490	451
Accounts receivable, net - related parties	57	66
Short-term investments	79,456	—
Prepaid expenses and other current assets	3,496	4,844
Total current assets	199,374	245,518
Property and equipment, net	12,461	4,501
Operating lease right-of-use assets	3,980	—
Restricted cash, non-current	75	75
Other non-current assets	234	105
Total assets	$216,124	$250,199
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,435	$1,572
Accrued and other current liabilities	8,445	6,487
Accrued product warranties	1,158	—
Operating lease liabilities, current	1,345	—
Deferred revenue	6,803	3,663
Notes payable, current	2,828	1,900
Total current liabilities	22,014	13,622
Notes payable, non-current	—	1,869
Operating lease liabilities, non-current	3,264	—
Earnout warrant liabilities	198	1,476
Public warrant liabilities	2,508	18,666
Private warrant liabilities	1,190	8,855
Other non-current liabilities	96	552
Total liabilities	29,270	45,040
Commitments and contingencies (Note 11)
Stockholders' equity:
Preferred stock ($0.0001 par value; 200,000,000 shares authorized, none issued and outstanding as of June 30, 2022 and December 31, 2021)	—	—
Common stock ($0.0001 par value; 2,000,000,000 shares authorized, 152,815,648 and 151,839,058 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	16	16
Additional paid-in capital	748,745	745,753
Accumulated deficit	(561,907)	(540,610)
Total stockholders’ equity	186,854	205,159
Total liabilities and stockholders' equity	$216,124	$250,199

ESS Tech, Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Research and development	$16,165	$29,063
Less: stock-based compensation	(587)	(1,173)
Non-GAAP research and development	$15,578	$27,890

Sales and marketing	$1,900	$3,402
Less: stock-based compensation	(125)	(179)
Non-GAAP sales and marketing	$1,775	$3,223

General and administrative	$6,797	$14,586
Less: stock-based compensation	(2,233)	(4,353)
Non-GAAP general and administrative	$4,564	$10,233

Total operating expenses	$24,862	$47,051
Less: stock-based compensation	(2,945)	(5,705)
Non-GAAP total operating expenses	$21,917	$41,346

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Net loss	$(15,588)	$(21,297)
Interest income (expense), net	(247)	(218)
Stock-based compensation	2,945	5,705
Depreciation	261	457
Gain on revaluation of warrant liabilities	(8,158)	(23,823)
Gain on revaluation of earnout liabilities	(438)	(1,278)
Other income (expense), net	255	251
Adjusted EBITDA	$(20,970)	$(40,203)